EXHIBIT 16:




August  26,  2003



Securities  and  Exchange  Commission
450  5th  Street  N.W.
Washington,  D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 22, 2003, to be filed by our former client, NBI, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very  truly  yours,


/s/    Anton  Collins  Mitchell  LLP
Anton  Collins  Mitchell  LLP